EXHIBIT NUMBER
                                                               6.11
                          INFINITELY VARIABLE TRANSMISSION

             The term of this Agreement will begin on its Effective Date, January 24, 1997, and will expire on January 23, 1998, unless extended by mutual consent of the parties, This Agreement is between Ford Motor Company, a Delaware corporation, having a place of business at The American Road, Dearborn, Michigan, (hereinafter "Ford"), and Torvec Inc., having a place of business at 11 Pondview Drive, Pittsford, New York, 14534 (hereinafter "Torvec").
             Torvec has developed an Infinitely Variable Transmission
             (IVT) and desires to install the IVT in a motor vehicle and demonstrate the performance and operation of the IVT in the motor vehicle.
             To protect certain Confidential Information to be disclosed for the purposes set forth in this Agreement, the parties agree as follows:
             1. The parties', representatives for disclosing or receiving Confidential Information are:

            FORD  Mr. E. J. DeVincent    TORVEC:       Mr. James Gleasman:
                  Ford Motor Company                   Torvec Inc.
                  6800 Plymouth Road                   11 Pondview Drive
                  Livonia, Michigan 48150              Pittsford, New York
                                                       14534

            2. Confidential Information means proprietary information, data, sketches and drawings of Ford, and includes (but is not limited to) Ford production drawings of AX4N automatic transmission, drawings of the AX4N transmission case, an outline or package drawing, and a torque converter layout.
            3. Ford shall disclose Confidential Information to Torvec, as deemed necessary in the sole judgment of Ford, for Torvec to adapt the IVT for installation into a Taurus vehicle.
            4. Torvec shall use Confidential Information only for the purpose of developing an IVT adapted for use in a Taurus vehicle, installing such IVT into a Taurus vehicle, and



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            demonstrating performance of the Taurus vehicle with the IVT installed.
            5. Torvec's duty to protect Confidential Information disclosed under this Agreement extends for a period of ten years from the date of each first disclosure of confidential information.
            6. Torvec shall protect Confidential Information by using the same degree of care as Torvec uses to protect its own confidential information of a like nature, but no less than a reasonable degree of care, to prevent publication and dissemination of Confidential Information to third parties, and to prevent use of Confidential Information for any purpose other than the purpose of Article 4 hereof.
            7. This Agreement imposes no obligation upon Torvec with respect to Confidential Information which (a) was in Torvec's possession before receipt from Ford, (b) is or becomes a matter of public knowledge through no fault of Torvec, (c) is rightfully received by Torvec from a rightfully possessing third party without a duty of confidentiality, or (d) is required to be disclosed by court order or other lawful governmental action, but only to the extend so ordered, and provided that if Torvec is so ordered Torvec shall notify Ford so that Ford may attempt to obtain a protective order.
            8. Torvec shall make no copies of the Confidential Information. All materials bearing, containing, disclosing or relating to Confidential Information shall remain the property of Ford. Upon receipt of written request from Ford, Torvec shall return all writings and other materials in its possession or control that contain Confidential Information received from Ford under this Agreement.
            9. Torvec shall adhere to the U.S. Export Administration Laws and Regulations and shall not export or re-export any technical data or products received from Ford or the direct product of such technical data to any proscribed country listed in the U.S. Export Administration Regulations unless properly authorized by the U.S. Government.
            10. If a dispute arises between the parties relating to this Agreement, the following procedure shall be implemented before either party pursues other available remedies except that each party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:
                 a. The parties shall hold a meeting promptly, attended by persons with decision making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided,


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                      however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties hereunder or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled hereunder, and further provided that all such statements made at such meeting shall be strictly off the record and shall not be admissible in any court or arbitration proceeding.
                 b. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the then current Model Procedure for Mediation of Trademark and Unfair Competition Disputes of the CPR Institute for Dispute Resolution and to bear equally the costs of the mediation.
                 c. The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the CPR Institute for Dispute Resolution if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period.
                 d. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days. If the parties are not successful in resolving the dispute through the mediation, then the parties agree to submit the matter to binding arbitration or a private adjudicator, or either party may seek an adjudicated resolution through the appropriate court.
                 e. Mediation or arbitration shall take place at a mutually convenient site in the State of Michigan to be agreed to by the parties. The substantive and procedural law of the State of Michigan shall apply to the proceedings. Equitable and compensatory remedies shall he available in any arbitration. Punitive damages, costs and attorneys fees shall not be awarded. This Article of this Agreement is to be governed by the Federal Arbitration Act, 9 U.S.C.A.'1 et seq. Judgment upon the award rendered by an Arbitrator, if any, may be entered by any court having jurisdiction thereof.
            11. Torvec warrants and represents that as of the date of this Agreement, it has not granted to any party a license or



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            rights to a license that would preclude Torvec from granting Ford a license to make, have made, use and sell IVTs.
            12. Torvec shall demonstrate the Taurus vehicle having the IVT installed to Ford before Torvec demonstrates the vehicle to any third party.
            13. Torvec shall provide to Ford, at no cost or obligation to Ford, any performance data and analysis developed during operation of the IVT in the Taurus vehicle or derived from information pertaining to such operation.
            14. Upon successful demonstration of the IVT, Ford shall determine its interest in obtaining for itself and/or its associated companies a license under Torvec technology and patents related to the IVT.
            15. For a period of one year after the effective date of this Agreement, Torvec shall provide Ford an opportunity to enter with Torvec a license agreement, pursuant to which Torvec would grant to Ford under Torvec property rights in the IVT a right to make, have made, use, sell and lease IVTs.
            16. In the event that a license is not concluded by the parties on or before one year after the effective date of this Agreement, or Ford determines in its sole judgment not to incorporate the IVT into its vehicles, and either party is unwilling to extend this Agreement, this Agreement will terminate and neither party will have any further obligation or liability to the other party except as specified in this Agreement. This Agreement does not impose on Ford any obligation to enter into any agreement or business relationship with Torvec.
            17. Neither party has an obligation under this Agreement to purchase any service or item from the other party.
            18. No agency or partnership relationship is created between the parties by this Agreement.
            19,   All modifications to this Agreement must be made in
            writing and must be signed by representatives of both parties.
            20. This Agreement is made under and shall be construed according to the laws of the State of Michigan without giving effect to principles of conflict of laws.
            21. Under the terms of this Agreement, the obligations accruing to Torvec shall also accrue to Torvec affiliates and subsidiaries, if any. This Agreement shall not be assignable.



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                                                FORD MOTOR COMPANY
               TORVEC Inc.

            By:____________________________     By:___________________________
               (Authorized Signature)           (Authorized Signature)

               ______________________________   Ernest J. DeVincent
               (Printed Signatory's Name)

               ______________________________   Advanced and Pre-Program
               (Printed Signatory's Title)      Auto. Trans. Engrg.  Manager


















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                                      FIRST AMENDMENT OF
                               CONFIDENTIAL DISCLOSURE AGREEMENT

               This FIRST AMENDMENT is effective January 23, 1998
            between Torvec Inc. (hereafter "Torvec"), and FORD (defined as Ford Motor Company and its affiliated companies, hereinafter referred to as 'FORD").
               WHEREAS, Torvec and FORD have entered into a CONFIDENTIAL
            DISCLOSURE AGREEMENT effective January 24, 1997 (hereinafter "AGREEMENT") and wish to amend that AGREEMENT to revise its expiration date. Accordingly, the parties agree as follows:
                      1. The parties modify the first paragraph in the preamble of such AGREEMENT to read:
                                "The term of this Agreement will begin
                 on its Effective Date, January 24, 1997, and will expire on January 23, 1999, unless extended by mutual consent of the parties."
               2. The AGREEMENT, as amended by this FIRST AMENDMENT, remains in full force and effect.

                  FORD MOTOR COMPANY            TORVEC INC-
                                                11 Pondview Drive
                                                Pittsford, NY 14534

               By                               By
               s/Ernest J. DeVincent            s/Keith E. Gleasman
               (Authorized Signature)           (Authorized Signature)
               Ernest DeVincent                 Keith E. Gleasman
               (Printed Signatory's Name)       (Printed Signatory's Name)

               Dept. Mgr., Ford Advanced Trans.President
               (Printed Signatory's Title)      (Printed Signatory's Title)





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